FORM 8-A



                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                       FOR REGISTRATION OF CERTAIN CLASSES
                            OF SECURITIES PURSUANT TO
                           SECTION 12(b) or (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                       SOUTHERN COMPANY CAPITAL TRUST III
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             (Exact name of registrant as specified in its charter)


                     DELAWARE                       Applied For
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(State of incorporation or organization) (IRS Employer Identification No.)


270 Peachtree Street, NW, Atlanta, Georgia                       30303
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          (Address of principal executive offices)            (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:


                                                       Name of each exchange
             Title of each class                      on which each class is
             to be so registered                        to be so registered
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7.75% Cumulative Quarterly Income Preferred Securities  New York Stock Exchange
(liquidation amount $25 per Preferred Security)

Securities to be registered pursuant to Section 12(g) of the Act:


                                     -None-

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.      Description of Registrant's Securities to be Registered.

             This Registration Statement relates to the 7.75% Cumulative Quarterly Income Preferred Securities (liquidation amount $25 per Preferred Security) (the "Preferred Securities") of Southern Company Capital Trust III, a Delaware business trust ("Southern Company Capital"). A description of the Preferred Securities is contained in the Registration Statement on Form S-3, as amended, of The Southern Company, Southern Company Capital Funding, Inc., and Southern Company Capital, Registration Nos. 333-28187, 333-28187-01 and 333-28187-02, filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"). Such description is incorporated herein by this reference. A description of the Preferred Securities will also be included in a form of prospectus subsequently filed by The Southern Company, Southern Company Capital Funding, Inc., and Southern Company Capital pursuant to Rule 424(b) under the Securities Act. Such prospectus shall be deemed to be incorporated by reference herein.


Item 2.       Exhibits.

Exhibit Number

           1           --    Registration Statement on Form S-3, as amended,
                             filed by The Southern Company,
                             Southern Company Capital Funding, Inc. and
                             Southern Company Capital (Registration
                             Nos. 333-28187, 333-28187-01 and 333-28187-02)
                             (the "Registration Statement")
                             (incorporated herein by reference).

           4(a)        --    Certificate of Trust of Southern Company Capital
                             (designated in the Registration Statement as Exhibit 4.4 and incorporated herein by reference).

           4(b)        --    Form of Amended and Restated Trust Agreement of
                             Southern Company Capital (designated in the
                             Registration Statement as Exhibit 4.6 and incorporated herein by reference).

           4(c)        --    Form of Subordinated Note Indenture among
                             Southern Company Capital Funding, Inc., The
                             Southern Company and Bankers Trust Company, as trustee (designated in the Registration Statement as Exhibit 4.1 and incorporated herein by reference).

           4(d)        --    Form of First Supplemental Indenture to
                             Subordinated Note Indenture among Southern Company
                             Capital Funding, Inc., The Southern Company and
                             Bankers Trust Company, as trustee (designated in the Registration Statement as Exhibit 4.2 and incorporated herein by reference).


           Exhibits heretofore filed with the Securities and Exchange Commission and designated as set forth above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.


                                    SIGNATURE

           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.


Dated      June 5, 1997       SOUTHERN COMPANY CAPITAL TRUST III

                              By SOUTHERN COMPANY CAPITAL FUNDING, INC.,
                                  as Depositor



                              By      /s/  Wayne Boston
                                     Wayne Boston
                                  Assistant Secretary